CALCULATION OF REGISTRATION FEE
	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Trigger Performance Leveraged Upside Securities due 2018	$6,240,000	$723.22

PROSPECTUS Dated February 16, 2016	Pricing Supplement No. 1,173 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-200365
Dated November 19, 2014	Dated November 18, 2016
Rule 424(b)(2)

$6,240,000

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Trigger Participation Securities due November 28, 2018
Based on the Performance of a Weighted Basket of 45 Stocks (the “Securities”)

Principal at Risk Securities

The Trigger Participation Securities are unsecured obligations of Morgan Stanley, will pay no interest and do not guarantee any return of principal at maturity. Instead, at maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the weighted performance over the term of the securities of a basket composed of 45 stocks (the “basket stocks”). The basket stocks, their Bloomberg ticker symbols, the exchanges on which they are listed and the weighting of each basket stock within the basket are set forth under “Basket stocks” on PS-6. At maturity, if the value of the basket has appreciated or remained unchanged, investors will receive a return equal to the basket percent increase, subject to the maximum payment at maturity. If the basket has depreciated in value so that the final basket value is equal to or greater than the trigger level, investors will receive the stated principal amount of their investment. However, if the basket has depreciated in value so that the final basket value is less than the trigger level, investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the value of the basket over the term of the securities. Under these circumstances, the payment at maturity will be less than 85% of the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The securities are for investors who seek a return based on the weighted performance of the basket stocks and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the limited protection against loss but only if the final basket value is equal to or greater than the trigger level. Investors may lose their entire initial investment in the securities. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

•	The stated principal amount of each security is $1,000.
•	We will not pay interest on the securities.
•	At maturity, you will receive an amount in cash per security based on the performance of the basket, as follows:
º	If the final basket value is greater than or equal to the initial basket value, you will receive for each $1,000 stated principal amount a payment at maturity equal to $1,000 plus the product of $1,000 and the basket percent increase, subject to the maximum payment at maturity of $1,280 per security (128% of the stated principal amount).
º	If the final basket value is less than the initial basket value but is equal to or greater than the trigger level, you will receive for each $1,000 stated principal amount a payment at maturity equal to $1,000.
º	If the final basket value is less than the trigger level, you will receive for each $1,000 stated principal amount a payment at maturity equal to $1,000 times the basket performance factor. Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of at least 15%, and possibly all, of your investment.
•	The basket percent increase will be equal to: (final basket value – initial basket value) / initial basket value.
•	The basket performance factor will be equal to: final basket value / initial basket value.
•	The basket is not equally weighted and the initial basket value is 100. The fractional amount of each basket stock included in the basket is set at a multiplier based upon such basket stock’s percentage weighting within the basket and closing price on November 18, 2016, the day we priced the securities for initial sale to the public, which we refer to as the pricing date. The multiplier for each basket stock will remain constant for the term of the securities unless adjusted for certain corporate events relating to the issuer of that basket stock.
•	The trigger level is equal to 85, which is 85% of the initial basket value.
•	The final basket value will equal the sum of the products of (i) the final share price for each basket stock and (ii) the multiplier for such basket stock, each as determined on November 20, 2018, which we refer to as the determination date, subject to adjustment for non-trading days and certain market disruption events.
•	The initial share price for each basket stock is equal to the closing price of such basket stock on the pricing date.
•	The final share price for each basket stock will equal the closing price of such basket stock on the determination date.
•	Investing in the securities is not equivalent to investing in the basket or the basket stocks.
•	The issuers of the basket stocks are not involved in this offering of securities in any way and will have no obligation of any kind with respect to the securities.
•	The securities will not be listed on any securities exchange.
•	The estimated value of the securities on the pricing date is $968.20 per security. See “Summary of Pricing Supplement” beginning on PS-3.
•	The CUSIP number for the securities is 61761JZ69 and the ISIN for the securities is US61761JZ696.

You should read the more detailed description of the securities in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of the Securities.”

The securities are riskier than ordinary debt securities. See “Risk Factors” beginning on PS-11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

 PRICE $1,000 PER SECURITY

	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$10	$990
Total	$6,240,000	$62,400	$6,177,600
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $10 for each security they sell. See “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.
(2)	See “Description of the Securities—Use of Proceeds and Hedging” on page PS-34.

The agent for this offering, Morgan Stanley & Co. LLC, is our wholly owned subsidiary. See “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the securities due November 28, 2018 Based on the Performance of a Weighted Basket of 45 Stocks, which we refer to as the securities, we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The securities are medium-term debt securities of Morgan Stanley. The return on the securities at maturity is based on the performance of the weighted basket of 45 stocks. The securities are for investors who seek a return based on the value of the basket stocks and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the limited protection against loss but only if the final basket value is equal to or greater than the trigger level. The securities do not guarantee the return of any principal at maturity, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Each security costs $1,000	We, Morgan Stanley, are offering Trigger Participation Securities due November 28, 2018 Based on the Performance of a Weighted Basket of 45 Stocks (the “Securities”). The stated principal amount and original issue price of each security is $1,000. The original issue price of each security is $1,000.
For a list of the basket stocks, their Bloomberg ticker symbols, the exchanges on which they are listed and the weighting of each basket stock within the basket, see “Basket stocks” on PS-6 below.

The original issue price of each security includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $968.20.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket stocks, instruments based on the basket stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the trigger level and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket stocks,

may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

The securities do not guarantee the return of any of the principal; no interest	Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal at maturity. If the final basket value is less than the trigger level, we will pay to you an amount in cash per security that is less than the $1,000 stated principal amount of each security by an amount proportionate to the full decrease in the value of the basket. Under these circumstances, the payment at maturity will be less than 85% of the stated principal amount, and, as there is no minimum payment at maturity on the securities, you could lose your entire investment.
The basket is not equally weighted, and the initial basket value is equal to 100	The basket is not equally weighted, and the initial basket value is equal to 100. The fractional amount of each basket stock included in the basket is set at a multiplier based upon such basket stock’s percentage weighting within the basket and the closing price of such basket stock on the pricing date. The multiplier for each basket stock will remain constant for the term of the securities, unless adjusted for certain corporate events relating to the issuer of that basket stock. See “Basket stocks” below.
Payment at maturity based on the performance of the basket	At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the performance of the basket over the term of the securities. The payment at maturity will be determined as follows:
• If the final basket value is greater than or equal to the initial basket value, you will receive for each $1,000 stated principal amount of securities that you hold a payment at maturity equal to:
$1,000 + ($1,000 x basket percent increase),
subject to the maximum payment at maturity per security of $1,280 (128% of the stated principal amount).
where,

basket percent increase = The final basket value minus the initial basket value, divided by the initial basket value, as expressed by the following formula:

final basket value – initial basket value
initial basket value

initial basket value = 100, which is equal to the sum of the products of (i) the closing price of each basket stock on the pricing date, and (ii) the multiplier for such basket stock on such date, and final basket value = The sum of the products of (i) the closing price of each basket stock on the determination date (the “final share price” of such basket stock) and (ii) the multiplier for such basket stock on such date, and determination date = November 20, 2018, and

multiplier = The multiplier for each basket stock has been set on the pricing date, based on such basket stock’s closing price on such date so that each basket stock is reflected in the predetermined initial basket value in accordance with its percentage weighting within the basket. The multiplier for each basket stock will remain constant for the term of the securities, subject to adjustment for certain corporate events relating to the issuer of that basket stock as described in the section entitled “Description of the Securities—Adjustments to the Multipliers.”

•      If the final basket value is less than the initial basket value but is equal to or greater than the trigger level, you will receive for each $1,000 stated principal amount of securities that you hold a payment at maturity equal to:

$1,000

where,

trigger level = 85, which is 85% of the initial basket value

•      If the final basket value is less than the trigger level, you will receive for each $1,000 stated principal amount of securities that you hold a payment at maturity equal to:

$1,000 x basket performance factor

where,

basket performance factor = The final basket value divided by the initial basket value, as expressed by the following formula:

final basket value
initial basket value

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 by an amount proportionate to the full decrease in the value of the basket and will represent a loss of at least 15%, and possibly all, of your investment.

All payments on the securities are subject to the credit risk of Morgan Stanley.

On PS-10 we have provided a graph titled “Hypothetical Payouts on the Securities at Maturity,” which illustrates the performance of the securities at maturity assuming a range of hypothetical percentage changes in the final basket value from the initial basket value. The graph does not show every situation that may occur.
For further information on each of the basket stocks, please see the section of this pricing supplement entitled “Description of the Securities—Basket Stocks.” You can review a graph showing historical values for a basket composed of the basket stocks in the period from March 12, 2015 through November 18, 2016 in the section of this pricing supplement entitled “Description of the Securities—Historical Graph.” You cannot predict the future performance of the basket, or whether an increase in the value of one or more basket stocks will be offset by a decrease in the value of one or more other basket stocks, based on the basket’s historical performance.
The final basket value will be based on the final share prices of the basket stocks on the determination date, multiplied by their respective multipliers on such date. The scheduled determination date is November 20, 2018. If, however, the scheduled determination date is not a trading day, the determination date will be postponed to the next trading day. In addition, if a market disruption event occurs on the scheduled determination date with respect to any basket stock, the final share price for that basket stock only will be determined on the next trading day on which no market disruption event occurs with respect to that basket stock. The determination of the final share price and multipliers for the unaffected basket stock will not be postponed. If, due to a market disruption event or otherwise, the final share price for any basket stock is determined on a date that is less than two business days prior to the scheduled maturity date, the maturity date will be postponed until the second business day following the date on which the final share price has been determined for every basket stock. See the sections of this pricing supplement entitled “Description of the Securities—Maturity Date” and “—Determination Date.”
Investing in the securities is not equivalent to investing in the basket or any of the basket stocks.
Your return on the securities is limited by the maximum payment at maturity	Where the final basket value is greater than the initial basket value, the appreciation potential of the securities is limited by the maximum payment at maturity of $1,280 per security (128% of the stated principal amount) even if the final basket value is significantly greater than the initial basket value. See “Hypothetical Payouts on the securities at Maturity” on PS-10.
Basket stocks	The basket is composed of the common stocks or American depositary shares of 45 companies, as listed in the table below. The table sets forth the Bloomberg ticker symbol for each basket stock, the exchange on which each basket stock is listed, the percentage of the initial basket value represented by such basket stock, the initial share price and the multiplier for each basket stock.

Issuer of Basket Stock	Bloomberg Ticker Symbol*	Exchange	Percentage of Initial Basket Value	Initial Share Price	Multiplier
Johnson & Johnson	JNJ	NYSE	5.50%	$115.36	0.047676838
Dover Corporation	DOV	NYSE	5.50%	$70.16	0.078392246
Pentair plc	PNR	NYSE	5.50%	$57.80	0.095155709
Pfizer Inc.	PFE	NYSE	5.50%	$31.48	0.174714104
FirstEnergy Corp.	FE	NYSE	5.13%	$31.40	0.163375796
NRG Energy, Inc.	NRG	NYSE	4.09%	$11.21	0.364852810

Alexion Pharmaceuticals, Inc.	ALXN	NASDAQ	4.00%	$119.85	0.033375052
Horizon Pharma Public Limited Company	HZNP	NASDAQ	4.00%	$21.41	0.186828585
Teva Pharmaceutical Industries Limited**	TEVA	NYSE	3.80%	$38.56	0.098547718
Mylan Inc.	MYL	NASDAQ	3.50%	$36.47	0.095969290
Eaton Corporation	ETN	NYSE	3.50%	$64.15	0.054559626
Endo International plc	ENDP	NASDAQ	2.80%	$17.14	0.163360560
CEMEX, S.A.B. de C.V.**	CX	NYSE	2.74%	$7.71	0.355382620
Mallinckrodt public limited company	MNK	NYSE	2.73%	$54.59	0.050009159
Martin Marietta Materials, Inc.	MLM	NYSE	2.63%	$219.67	0.011972504
United States Steel Corporation	X	NYSE	2.61%	$28.57	0.091354568
Vulcan Materials Company	VMC	NYSE	2.52%	$128.20	0.019656786
Fluor Corporation	FLR	NYSE	2.50%	$51.34	0.048694975
United Rentals, Inc.	URI	NYSE	2.37%	$90.95	0.026058274
PPG Industries, Inc.	PPG	NYSE	2.17%	$95.19	0.022796512
Acuity Brands, Inc.	AYI	NYSE	2.10%	$248.96	0.008435090
AK Steel Holding Corporation	AKS	NYSE	2.00%	$7.96	0.251256281
Eagle Materials Inc.	EXP	NYSE	1.81%	$92.34	0.019601473
A.O. Smith Corporation	AOS	NYSE	1.62%	$47.07	0.034416826
Owens Corning	OC	NYSE	1.53%	$53.59	0.028550103
Axalta Coating Systems Ltd.	AXTA	NYSE	1.50%	$26.14	0.057383321
USG Corporation	USG	NYSE	1.50%	$28.20	0.053191489
RPM International Inc.	RPM	NYSE	1.50%	$52.31	0.028675206
AECOM	ACM	NYSE	1.49%	$36.70	0.040599455
Chicago Bridge & Iron Company N.V.	CBI	NYSE	1.49%	$31.48	0.047331639
Jacobs Engineering Group Inc.	JEC	NYSE	1.35%	$58.15	0.023215821
Louisiana-Pacific Corporation	LPX	NYSE	1.16%	$19.67	0.058973055
The Valspar Corporation	VAL	NYSE	1.15%	$101.38	0.011343460
KBR, Inc.	KBR	NYSE	1.00%	$16.25	0.061538462
Summit Materials Inc.	SUM	NYSE	0.80%	$23.73	0.033712600
EMCOR Group, Inc.	EME	NYSE	0.71%	$69.87	0.010161729
MasTec, Inc.	MTZ	NYSE	0.68%	$35.50	0.019154930
Beacon Roofing Supply, Inc.	BECN	NASDAQ	0.60%	$47.40	0.012658228
Armstrong World Industries, Inc.	AWI	NYSE	0.50%	$40.85	0.012239902
Trex Company, Inc.	TREX	NYSE	0.49%	$69.21	0.007079902
Headwaters Incorporated	HW	NYSE	0.43%	$20.09	0.021403683
Universal Forest Products, Inc.	UFPI	NASDAQ	0.43%	$97.99	0.004388203
Granite Construction Incorporated	GVA	NYSE	0.37%	$57.64	0.006419153
Builders FirstSource, Inc.	BLDR	NASDAQ	0.35%	$11.19	0.031277927
H.B. Fuller Company	FUL	NYSE	0.35%	$48.24	0.007255390
*Bloomberg Ticker Symbols are being provided for reference purposes only. **American depositary shares

The multiplier for each basket stock will remain constant for the term of the securities unless adjusted for certain corporate events relating to the issuer of that basket stock. See the section of this pricing supplement entitled “Description of the Securities—Adjustments to the Multipliers.”
Because the performance of the basket stocks may not be highly correlated, a negative or lesser positive performance by one or more of the basket stocks could wholly or partially offset the positive performance by the other basket stock(s).
The final share prices of the basket stocks may come to be based on the value of the common stock or American depositary shares of companies other than the issuers of the	Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the closing price of the common stock or American depositary shares of a successor corporation to the issuer of such basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be

basket stocks	reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called “Description of the Securities—Adjustments to the Multipliers.” You should read this section in order to understand these and other adjustments that may be made to your securities.
You have no shareholder rights	Investing in the securities is not equivalent to investing in the basket stocks. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket stocks. In addition, you do not have the right to exchange your securities the basket stocks at any time.
Morgan Stanley & Co. LLC will be the calculation agent	We have appointed our affiliate, Morgan Stanley & Co. LLC, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation, the trustee for our senior notes. As calculation agent, MS & Co. has determined the initial share price and the multiplier for each basket stock, and will determine the final share price of each basket stock, the final basket value, the basket percent increase or basket performance factor, as applicable, what, if any, adjustments should be made to the multipliers to reflect certain corporate and other events affecting the basket stocks, and whether a market disruption event has occurred, and will calculate the amount of cash, if any, you will receive at maturity.
Morgan Stanley & Co. LLC will be the agent; conflicts of interest

The agent for the offering of the securities, MS & Co., our wholly owned subsidiary, will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Description of the Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” on PS-35.

No affiliation with the issuers of the basket stocks	The issuers of the baskets stocks are not affiliates of ours and are not involved with this offering in any way. The obligations represented by the securities are obligations of Morgan Stanley and not of the issuers of the basket stocks.

Where you can find more information on the securities	The securities are senior unsecured notes issued as part of our Series F medium-term note program. You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 19, 2014 and prospectus dated February 16, 2016. We describe the basic features of this type of note in the section of the prospectus supplement called “Description of Notes—Notes Linked to Commodity Prices, Single Securities, Basket of Securities or Indices” and in the section of the prospectus called “Description of Debt Securities.”
For a detailed description of the terms of the securities, you should read the section of this pricing supplement called “Description of the Securities.” You should also read about some of the risks involved in investing in the securities in the section of this pricing supplement called “Risk Factors.” The tax and accounting treatment of investments in equity-linked securities such as the securities may differ from that of investments in ordinary debt securities, common stock or American depositary shares. See the section of this pricing supplement called “Description of the Securities—United States Federal Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the securities.
How to reach us	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

HYPOTHETICAL PAYOUTS ON THE SECURITIES AT MATURITY

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount	$1,000
Initial basket value:	100
Trigger Level:	85 (85% of the initial basket value)
Maximum payment at maturity:	$1,280 (128% of the stated principal amount)

Where the final basket value is greater than or equal to the initial basket value, the payouts on the securities at maturity reflected in the graph below are equal to $1,000 plus the basket percent increase, subject to the maximum payment at maturity. Where the final basket value is less than the initial basket value but is equal to or greater than the trigger level, the payout on the securities at maturity reflected in the graph below is equal to $1,000. Where the final basket value is less than the trigger level, the payouts on the securities at maturity reflected in the graph below are equal to $1,000 multiplied by the basket performance factor. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and may be zero. The graph does not show every situation that may occur.

The Securities
The Basket
$1,280 Maximum Payment at Maturity
$1,000 Stated Principal Amount
Payment at Maturity on the Securities
$2,000
$1,800
$1,600
$1,400
$1,280
$1,200
$1,000
$800
$600
$400
$200
$0
-15.00%
28.00%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage Change In Final Basket Value

RISK FACTORS

The securities are not secured debt, are riskier than ordinary debt securities, and, unlike ordinary debt securities, do not pay interest or guarantee any return of principal at maturity. Investing in the securities is not equivalent to investing in the basket stocks. This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying prospectus supplement and the accompanying prospectus.

The securities do not pay interest or guarantee the return of any principal at maturity	The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any of the principal amount at maturity. If the final basket value is less than the trigger level (which is 85% of the initial basket value), the payment at maturity will be an amount in cash that is at least 15% less than the $1,000 stated principal amount of each security, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the basket over the term of the securities, without any buffer. There is no minimum payment at maturity on the securities and you could lose your entire investment. See “Hypothetical Payouts on the Securities at Maturity” on PS–9.
Your appreciation potential is limited	The appreciation potential of the securities is limited by the maximum payment at maturity per security of $1,280 (128% of the stated principal amount). Any increase in the final basket value over the initial basket value by more than 28% of the initial basket value will not further increase the return on the securities. See “Hypothetical Payouts on the Securities at Maturity” on PS–9.
The market price of the securities may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

• the market price and relative performance of each of the basket stocks at any time;
• the volatility (frequency and magnitude of changes in price) and dividend yield, if any, of each of the basket stocks;
• interest and yield rates in the market;
• geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final basket value;
• the time remaining until the securities mature;
• the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its multiplier, or adjustments to the basket; and
• any actual or anticipated changes in our credit ratings or credit spreads.
Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the prices of the basket stocks at the time of sale have declined from their initial share prices, or if market interest rates rise. You cannot predict the future performance of the basket based on its historical performance. There can be no assurance that the final basket value will be equal to or greater than the initial basket value such that you will receive at maturity an amount in excess of the $1,000 stated

principal amount of the securities, or that the final basket value will be equal to or greater than the trigger level such that you will not suffer a signficant loss on your initial investment in the securities. There is no minimum payment at maturity on the securities and you could lose your entire investment. In addition, there can be no assurance that the final basket value will not increase beyond 128% of the initial basket value, in which case you will receive only the maximum payment at maturity.
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities	You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity, and therefore, you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.
The amount payable on the securities is not linked to the basket at any time other than the determination date	The final basket value will be based on the closing prices of the basket stocks on the determination date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the determination date but then drops by the determination date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the securities may be higher than the final basket value, the payment at maturity will be based solely on the value of the basket on the determination date.
The securities will not be listed and secondary trading may be limited	The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing,

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price	These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.
Changes in the value of one or more basket stock(s) may offset the value(s) of one or more other basket stock(s); the basket stocks are not equally weighted

Price movements in the basket stocks may not correlate with each other. At a time when the price of one or more basket stocks increases, the price of the other basket stocks may not increase as much, or may decline in value. Therefore, in calculating the final basket value on the determination date, increases in the prices of one or more basket stocks may be moderated, or wholly offset, by lesser increases or declines in the prices of the other basket stocks. Furthermore, the basket stocks do not have the same basket weightings. Therefore, the same percentage change over the term of the securities in each of the basket stocks would have different effects on the basket performance. A decrease in the prices of more heavily weighted basket stocks could moderate, offset or more than offset increases in the prices of less heavily weighted basket stocks.

For further information on each of the basket stocks, please see the section of this pricing supplement entitled “Description of the Securities—Basket Stocks.”  You can review a graph showing historical values for a basket composed of the basket stocks in the period from March 12, 2015 through November 18, 2016 in the section of this pricing supplement entitled “Description of the Securities—Historical Graph.” You cannot predict the future performance of the basket, or whether increase in the value of one or more basket stocks will be offset by decrease in the value of one or more other basket stocks, based on the historical information included in this pricing supplement.

In addition, there can be no assurance that the final basket value will be equal to or greater than the initial basket value such that you will receive at maturity an amount in excess of the $1,000 stated principal amount of the securities or that the final basket value will be equal to or greater than the trigger level such that you will not suffer a significant loss on your initial investment in the securities. There is no minimum payment at maturity on the securities and you could lose your entire investment. In addition, there can be no assurance that the final basket value will not increase beyond 128% of the initial basket value, in which case you will receive only the maximum payment at maturity.
Basket stock prices are volatile	The trading prices of common stocks or American depositary shares can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the prices of the basket stocks on the determination date and the overall performance of the basket stocks over the term of the securities.
Morgan Stanley is not affiliated with the issuers of the basket stocks	We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the multipliers of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the basket stocks.
Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests	We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.
You have no shareholder rights	Investing in the securities is not equivalent to investing in the basket stocks. As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to any basket stock.
Investing in the securities exposes investors to risks associated with investments in securities linked to the value of foreign equity securities	Some of the basket stocks are issued by companies incorporated outside the United States. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.
The securities are subject to currency exchange risk

Two of the basket stocks are the American depositary shares of companies incorporated outside the United States. There are significant risks related to an investment linked to American depositary shares, which are quoted and traded in U.S. dollars, representing an equity security that is quoted and traded in a foreign currency. American depositary shares may trade differently from their respective underlying equity securities. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the underlying equity security on non-U.S. securities markets and, as a result, may affect the market price of either of the two basket stocks that are American depositary shares, which may consequently affect the level of the basket and the value of the securities.

There are important differences between the rights of holders of American depositary shares and the rights of holders of the common stock of a foreign company

Two of the basket stocks are the American depositary shares of companies incorporated outside the United States, and not the ordinary shares represented by such American depositary shares. There exist important differences between the rights of holders of American depositary shares and the rights of holders of the corresponding ordinary shares. Each American depositary share is a security evidenced by American depositary receipts that represents a certain number of ordinary shares of a foreign company. Generally, American depositary shares are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the American depositary shares, which may be different from the rights of holders of ordinary shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of American depositary shares and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the securities.

The final share prices of the basket stocks may come to be based on the value of the common stock or American depositary shares of companies other than the issuers of the basket stocks	Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the closing price of the common stock or American despositary shares of a successor corporation to the issuer of such basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stocks. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called “Description of the Securities—Adjustments to the Multipliers.” You should read this section in order to understand these and other adjustments that may be made to your securities.

The adjustments to the multipliers the calculation agent is required to make do not cover every corporate event that can affect the basket stocks	MS & Co., as calculation agent, will adjust the multiplier for a basket stock for certain events affecting the basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the multiplier, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, a multiplier may materially and adversely affect the market price of the securities.
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities	As calculation agent, MS & Co. has determined the initial share prices and the multipliers and will determine the final share prices, the final basket value, the adjustments to be made, if any, to the multiplier for a basket stock to reflect certain corporate and other events, whether a market disruption event has occurred and the payment to you, if any, at maturity on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the calculation of the final basket value (and of any multiplier adjustments). These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of the Securities—Initial Basket Value,” “—Final Basket Value,” “—Determination Date,” “—Closing Price,” “—Trading Day,” “—Calculation Agent,” “—Market Disruption Event,” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in Case of an Event of Default” and “—Adjustments to the Multipliers.” In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities	One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities, including trading in the basket stocks and in options contracts on the basket stocks, as well as in other instruments related to the basket stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share prices of the basket stocks and, therefore, could have increased the prices at or above which the basket stocks must close on the determination date so that investors do not suffer a significant loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the determination date, could adversely affect the value of the basket stocks on the determination date and, accordingly, the amount of cash an investor will receive, if any, at maturity.
The U.S. federal income tax consequences of an investment in the securities are uncertain

Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF THE SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term “Security” refers to each $1,000 stated principal amount of our Trigger Participation Securities due November 28, 2018 Based on the Performance of a Weighted Basket of 45 Stocks. In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley and we refer to each stock composing the basket of 45 stocks individually as a “Basket Stock” and collectively as the “Basket Stocks.”

Aggregate Principal Amount	$6,240,000
Original Issue Date (Settlement Date)	November 28, 2016
Pricing Date	November 18, 2016
Maturity Date	November 28, 2018, provided that, if due to non-Trading Days, a Market Disruption Event or otherwise, the Final Share Price for any Basket Stock is determined on a date that is less than two scheduled Business Days prior to the scheduled Maturity Date, the Maturity Date will be postponed to the second Business Day following the date on which the Final Share Price and Multiplier has been determined for each Basket Stock. See “—Determination Date” below.
Stated Principal Amount	$1,000 per Security
Issue Price	$1,000 per Security
Denominations	$1,000 and integral multiples thereof
CUSIP Number	61761JZ69
ISIN	US61761JZ696
Interest Rate	None
Minimum Purchase	1 Security
Specified Currency	U.S. dollars
Payment at Maturity

At maturity, we will pay with respect to each $1,000 Stated Principal Amount of Securities an amount in cash equal to:

(i) if the Final Basket Value is greater than or equal to the Initial Basket Value:

$1,000 plus the product of $1,000 and the Basket Percent Increase,

subject to the Maximum Payment at Maturity, or

(ii) if the Final Basket Value is less than the Initial Basket Value but is equal to or greater than the Trigger Level:

$1,000, or

(iii) if the Final Basket Value is less than the Trigger Level:

$1,000 x Basket Performance Factor

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depository Trust Company, which we refer to as “DTC,” of the amount of cash, if any, to be delivered with respect to the $1,000 principal amount of each Security, on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount, if any, due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book Entry Note or Certificated Note” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.
Maximum Payment at Maturity	$1,280 per Security.
Trigger Level	85, which is 85% of the Initial Basket Value.
Basket	The Basket is composed of the common stocks or American depositary shares of 45 issuers, and consists of a number of shares of each Basket Stock equal to the Multiplier with respect to such Basket Stock. See “—Basket Stocks” below.
Basket Stocks	The Basket is composed of the common stocks or American depositary shares of 45 companies, as listed in the table below. The table sets forth the Bloomberg ticker symbol for each Basket Stock, the exchange on which each Basket Stock is listed, the percentage of the Initial Basket Value represented by such Basket Stock, the Initial Share Price for such Basket Stock and the initial Multiplier for such Basket Stock as calculated on the Pricing Date.

Issuer of Basket Stock	Bloomberg Ticker Symbol*	Exchange	Percentage of Initial Basket Value	Initial Share Price	Multiplier
Johnson & Johnson	JNJ	NYSE	5.50%	$115.36	0.047676838
Dover Corporation	DOV	NYSE	5.50%	$70.16	0.078392246
Pentair plc	PNR	NYSE	5.50%	$57.80	0.095155709
Pfizer Inc.	PFE	NYSE	5.50%	$31.48	0.174714104
FirstEnergy Corp.	FE	NYSE	5.13%	$31.40	0.163375796
NRG Energy, Inc.	NRG	NYSE	4.09%	$11.21	0.364852810
Alexion Pharmaceuticals, Inc.	ALXN	NASDAQ	4.00%	$119.85	0.033375052
Horizon Pharma Public Limited Company	HZNP	NASDAQ	4.00%	$21.41	0.186828585
Teva Pharmaceutical Industries Limited**	TEVA	NYSE	3.80%	$38.56	0.098547718
Mylan Inc.	MYL	NASDAQ	3.50%	$36.47	0.095969290
Eaton Corporation	ETN	NYSE	3.50%	$64.15	0.054559626
Endo International plc	ENDP	NASDAQ	2.80%	$17.14	0.163360560
CEMEX, S.A.B. de C.V.**	CX	NYSE	2.74%	$7.71	0.355382620
Mallinckrodt public limited company	MNK	NYSE	2.73%	$54.59	0.050009159
Martin Marietta Materials, Inc.	MLM	NYSE	2.63%	$219.67	0.011972504
United States Steel Corporation	X	NYSE	2.61%	$28.57	0.091354568
Vulcan Materials Company	VMC	NYSE	2.52%	$128.20	0.019656786
Fluor Corporation	FLR	NYSE	2.50%	$51.34	0.048694975
United Rentals, Inc.	URI	NYSE	2.37%	$90.95	0.026058274
PPG Industries, Inc.	PPG	NYSE	2.17%	$95.19	0.022796512
Acuity Brands, Inc.	AYI	NYSE	2.10%	$248.96	0.008435090
AK Steel Holding Corporation	AKS	NYSE	2.00%	$7.96	0.251256281
Eagle Materials Inc.	EXP	NYSE	1.81%	$92.34	0.019601473
A.O. Smith Corporation	AOS	NYSE	1.62%	$47.07	0.034416826
Owens Corning	OC	NYSE	1.53%	$53.59	0.028550103
Axalta Coating Systems Ltd.	AXTA	NYSE	1.50%	$26.14	0.057383321
USG Corporation	USG	NYSE	1.50%	$28.20	0.053191489

RPM International Inc.	RPM	NYSE	1.50%	$52.31	0.028675206
AECOM	ACM	NYSE	1.49%	$36.70	0.040599455
Chicago Bridge & Iron Company N.V.	CBI	NYSE	1.49%	$31.48	0.047331639
Jacobs Engineering Group Inc.	JEC	NYSE	1.35%	$58.15	0.023215821
Louisiana-Pacific Corporation	LPX	NYSE	1.16%	$19.67	0.058973055
The Valspar Corporation	VAL	NYSE	1.15%	$101.38	0.011343460
KBR, Inc.	KBR	NYSE	1.00%	$16.25	0.061538462
Summit Materials Inc.	SUM	NYSE	0.80%	$23.73	0.033712600
EMCOR Group, Inc.	EME	NYSE	0.71%	$69.87	0.010161729
MasTec, Inc.	MTZ	NYSE	0.68%	$35.50	0.019154930
Beacon Roofing Supply, Inc.	BECN	NASDAQ	0.60%	$47.40	0.012658228
Armstrong World Industries, Inc.	AWI	NYSE	0.50%	$40.85	0.012239902
Trex Company, Inc.	TREX	NYSE	0.49%	$69.21	0.007079902
Headwaters Incorporated	HW	NYSE	0.43%	$20.09	0.021403683
Universal Forest Products, Inc.	UFPI	NASDAQ	0.43%	$97.99	0.004388203
Granite Construction Incorporated	GVA	NYSE	0.37%	$57.64	0.006419153
Builders FirstSource, Inc.	BLDR	NASDAQ	0.35%	$11.19	0.031277927
H.B. Fuller Company	FUL	NYSE	0.35%	$48.24	0.007255390
*Bloomberg Ticker Symbols are being provided for reference purposes only. **American depositary shares
Multiplier	The initial Multiplier for each Basket Stock was set on the Pricing Date based on such Basket Stock’s respective Closing Price on such date, so that each Basket Stock is reflected in the predetermined Initial Basket Value of 100 in accordance with its percentage weighting within the Basket. The Multipliers for each Basket Stock are set forth in the table under “—Basket Stocks” above and will remain constant for the term of the Securities, subject to adjustment for certain corporate and other events relating to the issuer of that Basket Stock and for adjustments relating to the Basket. See “—Adjustments to the Multipliers” below.
Basket Percent Increase	A fraction, the numerator of which is the Final Basket Value minus the Initial Basket Value and the denominator of which is the Initial Basket Value.
Basket Performance Factor	A fraction, the numerator of which is the Final Basket Value and the denominator of which is the Initial Basket Value.
Initial Basket Value	100, which is equal to the sum of the products of (i) the Closing Price of each Basket Stock on the Pricing Date and (ii) the Multiplier for such Basket Stock on such date, as determined by the Calculation Agent.
Final Basket Value	The sum of the products of (i) the Final Share Price of each Basket Stock and (ii) the Multiplier for such Basket Stock on the Determination Date, as determined by the Calculation Agent.
Initial Share Price	For each Basket Stock, the Closing Price for such Basket Stock on the Pricing Date, as set forth in the table under “Basket Stocks” above.
Final Share Price	For each Basket Stock, the Closing Price for such Basket Stock on the Determination Date.
Determination Date	November 20, 2018, subject to postponement as described in the following paragraph.

If the scheduled Determination Date is not a trading day with respect to any Basket Stock or if there is a market disruption event with respect to any Basket Stock on such day, the Determination Date for that Basket Stock only shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such scheduled Determination Date, then (i) such fifth succeeding trading day shall be deemed to be the relevant Determination Date for such affected Basket Stock notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to any such fifth trading day on which a market disruption event occurs, the Calculation Agent shall determine the final share price, as applicable, of such Basket Stock on such fifth trading day based on the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley & Co. LLC and its successors (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Final Share Price for such Basket Stock shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Closing Price	The Closing Price for one share of a Basket Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

(i)	if such Basket Stock (or any such other security) is listed on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Stock (or any such other security) is listed,
(ii)	if such Basket Stock (or any such other security) is a security of the NASDAQ, the official closing price published by the NASDAQ on such day, or
(iii)	if such Basket Stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such Basket Stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to a Basket Stock (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for such Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Final Share Price and Multiplier for such Basket Stock will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto or, if applicable, the OTC Reporting Facility operated by FINRA. See “—Adjustments to the Multipliers” below.
Trading Day	With respect to any Basket Stock, a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), the NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.
Book Entry Note or Certificated Note	Book Entry. The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by “you” or to be taken by “you” refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon
Agent	MS & Co.
Calculation Agent	MS & Co. and its successors
All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.
All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Security, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts, if any, paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.
Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Basket Value, what adjustments should be made, if any, to the Multiplier with respect to a Basket Stock or whether a Market Disruption Event has occurred. See “Market Disruption Event” and “Adjustments to the Multipliers” below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.
Market Disruption Event	“Market Disruption Event” means, with respect to any Basket Stock:
(i) the occurrence or existence of any of:

(a)	a suspension, absence or material limitation of trading of such Basket Stock on the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or
(b)	a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or
(c)	the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and
(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such Basket Stock with respect to the Securities.
For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the options contract on any Basket Stock will not constitute a Market Disruption Event, (3) a suspension of trading in options contracts on any Basket Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.
Alternate Exchange Calculation in Case of an Event of Default	If an Event of Default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a Qualified Financial Institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

• the lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus
• the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.
During the Default Quotation Period for the Securities, which we describe below, the holders of the Securities and/or we may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the Default Quotation Period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Acceleration Amount.
Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.
If the maturity of the Securities is accelerated because of an Event of Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository Trust Company of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of such acceleration.
Default Quotation Period
The Default Quotation Period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third Business Day after that day, unless:
• no quotation of the kind referred to above is obtained, or
• every quotation of that kind obtained is objected to within five Business Days after the due date as described above.
If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the Default Quotation Period will continue as described in the prior sentence and this sentence.
In any event, if the Default Quotation Period and the subsequent two Business Day objection period have not ended before the Determination Date, then the Acceleration Amount will equal the principal amount of the Securities.

Qualified Financial Institutions
For the purpose of determining the Acceleration Amount at any time, a Qualified Financial Institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
• A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
• P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.
Adjustments to the Multipliers	The Multiplier with respect to a Basket Stock will be adjusted as follows:
1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Multiplier for such Basket Stock will be adjusted to equal the product of the prior Multiplier for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock; provided that, with respect to any Basket Stock that consists of American depositary shares, if the depositary for such American depositary shares has adjusted the number of underlying equity securities represented by such American depositary shares so that the price of the American depositary shares would not be affected by such stock split or reverse stock split, no adjustment to the Multiplier will be made.

2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Multiplier for such Basket Stock will be adjusted so that the new Multiplier for such Basket Stock will equal the prior Multiplier for such Basket Stock plus the product of (i) the number of shares issued with respect to one share of such Basket Stock and (ii) the prior Multiplier for such Basket Stock; provided that, with respect to any Basket Stock that consists of American depositary shares, if (and to the extent that) the issuer of the equity securities represented by such American depositary shares or the depositary for such American depositary shares has adjusted the number of equity securities represented by each American depositary share so that the price of the American depositary shares would not be affected by such stock dividend or stock distribution, no adjustment to the Multiplier will be made.

3. If the issuer of a Basket Stock issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such

Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Securities, then the Multiplier for such Basket Stock will be adjusted to equal the product of the prior Multiplier for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.
4. There will be no required adjustments to the Multiplier to reflect cash dividends or other distributions paid with respect to a Basket Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to any Basket Stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Stock by an amount equal to at least 10% of the Closing Price of such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date (that is, the day on and after which transactions in such Basket Stock on the primary U.S. organized securities exchange or trading system on which such Basket Stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend (such Closing Price, the “Base Closing Price”). Subject to the following sentence, if an Extraordinary Dividend occurs with respect to any Basket Stock, the Multiplier with respect to such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend Amount. If any Extraordinary Dividend Amount is at least 35% of the Base Closing Price, then, instead of adjusting the Multiplier of such Affected Basket Stock (as defined below), the Payment at Maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated equally among the Unaffected Basket Stocks as described in clause (c)(ii) of paragraph 5 below. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for any Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination will be conclusive in the absence of manifest error. A distribution on any Basket Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below will cause an adjustment to the Multiplier pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.
5. Any of the following shall constitute a Reorganization Event: (i) a Basket Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an “Issuer Successor”) has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the issuer of a Basket Stock or any Issuer Successor completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the issuer of a Basket Stock is liquidated, (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spinoff Stock”) or (vi) the issuer of a Basket Stock (or, if the Basket Stock consists of American depositary shares, the equity securities represented by such American depositary shares) or any Issuer Successor is the subject of a tender or exchange offer or going-private transaction on all of the outstanding shares of such Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock receive any equity security listed on a national securities exchange (a “Marketable Security”), other securities or other property, assets or cash (collectively, “Exchange Property”), the Multiplier for such Basket Stock and/or any for any New Stock (as defined below) on the Determination Date (or, if applicable, in the case of Spinoff Stock, the ex-dividend date for the distribution of such Spinoff Stock) will be determined in accordance with the following:
(a) if such Basket Stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the Multiplier in effect on the Determination Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b) for each Marketable Security received in such Reorganization Event (each a “New Stock”), including the issuance of any tracking stock or Spinoff Stock or the receipt of any stock received in exchange for such Basket Stock, the number of shares of the New Stock received with respect to one share of the Basket Stock multiplied by the Multiplier in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the “New Stock Multiplier”), as adjusted to the Determination Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the “Non-Stock Exchange Property”),

(i) if the combined value of the amount of Non-Stock Exchange Property received per share of such Basket Stock, as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event (the “Non-Stock Exchange Property Value”), by holders of the Basket Stock is less than 25% of the Closing Price of the Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event, a number of shares of the Basket Stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, with respective values in proportion to the relative Closing Prices of the Basket Stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the Multiplier in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event, based on such Closing Prices, in each case as determined by the Calculation Agent in its sole discretion, on the effective date of such Reorganization Event; and the number of such shares of the Basket Stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the Multiplier in subparagraph (a) above and/or the New Stock Multiplier in subparagraph (b) above, as applicable, or
(ii) if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the Closing Price of such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event or, if the Basket Stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), the Multiplier of each Basket Stock (each an “Unaffected Basket Stock”) other than the Basket Stock affected by such Reference Basket Event (the “Affected Basket Stock”) shall equal (A) the then current

Multiplier for such Unaffected Basket Stock plus (B) (i) the amount of cash received per share of the Affected Basket Stock times the applicable Multiplier for such Affected Basket Stock on the date of such Reference Basket Event times (ii) a fraction, the numerator of which is the Multiplier of such Unaffected Basket Stock as of the Trading Day immediately following the day on which a holder of the Affected Basket Stock receives such cash and the denominator of which is the sum of the products of the Closing Price of each of the Unaffected Basket Stocks and the corresponding Multiplier of such Unaffected Basket Stock, each determined by the Calculation Agent on such Trading Day.

Following the allocation of any Extraordinary Dividend to the Unaffected Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in paragraph 5, the Final Basket Value on the Determination Date determined by the Calculation Agent will be an amount equal to the sum of:

(x) if applicable, the Closing Price of each Basket Stock times the Multiplier then in effect for such Basket Stock; and
(y) if applicable, the Closing Price of each New Stock times the New Stock Multiplier then in effect for such New Stock.
For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.
Following the occurrence of any Reorganization Event referred to in paragraphs 4 or 5 above, (i) references to “Basket Stock” under “—Closing Price” and “—Market Disruption Event” shall be deemed to also refer to any New Stock, and (ii) all other references in this pricing supplement to “Basket Stock” shall be deemed to refer to any New Stock and references to a “share” or “shares” of a Basket Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock, unless the context otherwise requires. The New Stock Multiplier(s) resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a Closing Price for a Basket Stock is no longer available for a Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law and a Closing Price is not determined pursuant to adjustments made under paragraph 5 above, then the value of such Basket Stock will equal zero for so long as no Closing Price is available. There will be no substitution for any such Basket Stock. No adjustment to any Multiplier for any Basket Stock (including for this purpose, any New Stock Multiplier) will be required unless such adjustment would require a change of at least .1% in the Multiplier of such Basket Stock then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the Multipliers will be made up to and including the Determination Date.
No adjustments to the Multiplier for any Basket Stock or method of calculating the Multiplier will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock.
The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to any Multiplier for a Basket Stock, any New Stock Multiplier or method of calculating the Non-Stock Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.
The Calculation Agent will provide information as to any adjustments to any Multiplier, or to the method of calculating the Final Basket Value on the Determination Date made pursuant to paragraph 5 above, upon written request by any investor in the Securities.
With respect to any Basket Stock that consists of American depositary shares, in the event that such American depositary shares are no longer listed on a primary U.S. securities exchange and the equity securities represented by such American depositary shares are then listed on a primary U.S. securities exchange, the Calculation Agent in its sole discretion will adjust the Multiplier for such American depositary shares so that the product of the last reported sale price of such American depositary shares and their Multiplier at the last time such American depositary shares were listed equals the product of the last reported sale price of the related equity securities represented by such American depositary shares and such adjusted Multiplier at such time, and the related equity securities represented by such American depositary shares will take the place of the relevant American depositary shares.

With respect to any Basket Stock that consists of American depositary shares, in the event that the issuer of the equity securities represented by such American depositary shares or the depositary for such American depositary shares elects, in the absence of any of the events described above, to change the number of equity securities that are represented by such American depositary shares, the Multiplier for such American depositary shares on any Trading Day after the change becomes effective will be proportionately adjusted.  In addition, if any event requiring an adjustment to be made to any Multiplier pursuant to paragraph 1, 2, 3, 4 or 5 above would result in a different adjustment with respect to the American depositary shares than with respect to the corresponding equity securities represented by such American depositary shares, the Calculation Agent will adjust the Multiplier for such American depositary shares based solely on the effect of such event on the American depositary shares.

Basket Stocks; Public Information	The issuers of the Basket Stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “Commission”). Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission’s website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number. In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.
This pricing supplement relates only to the Securities referenced hereby and does not relate to the Basket Stocks or other securities of the issuers of the Basket Stocks. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the Closing Prices of the Basket Stocks have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the value received at maturity with respect to the Securities and therefore the value of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or providing advisory services to the issuers of the Basket Stocks, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Stocks, and these reports may or may not recommend that investors buy or hold the Basket Stocks. The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the Securities laws. As a purchaser of the Securities, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.
Historical Graph	The following graph shows historical values for a basket composed of the Basket Stocks during the period from March 12, 2015 through November 18, 2016 (assuming that the Initial Basket Level on November 18, 2016 was 100 and each of the Basket Stocks is weighted as described in “Description of Securities—Basket Stocks” above). The historical performance of the Basket should not be taken as an indication of its future performance.

Historical Basket Performance March 12, 2015* to November 18, 2016

*The common stock of Summit Materials Inc. began trading on March 12, 2015.

Use of Proceeds and Hedging	The proceeds we receive from the sale of the Securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the Securities borne by you and described beginning on page PS-3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the Securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we hedged our anticipated exposure in connection with the Securities by taking positions in the Basket Stocks or in options contracts on the Basket Stocks that are listed on major securities markets. Such purchase activity could have increased the Initial Share Prices of the Basket Stocks, and, therefore, could have increased the prices at or above which the Basket Stocks must close on the Determination Date so that you do not suffer a significant loss on your initial investment in the Securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the term of the Securities by purchasing and selling Basket Stocks, futures or options contracts on the Basket Stocks that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination Date. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Determination Date approaches. We cannot give any assurance that our hedging activities will not affect the value of the Basket Stocks and, therefore, adversely affect the value of the Securities or the payment you will receive at maturity, if any.
Supplemental Information Concerning
Plan of Distribution; Conflicts of Interest	Selected dealers and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. LLC, a fixed sales commission of $10 for each Security they sell.
MS & Co. is our wholly owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the Securities.
MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.
In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the Agent may sell more

Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities for its own account. The Agent must close out any naked short position by purchasing the Securities in the open market after the offering. A naked short position in the Securities is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, the Securities in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market prices or prevent or retard a decline in the market price of the Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the Securities. See “—Use of Proceeds and Hedging” above.
General
No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.
The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities. We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.
In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the Securities:

Brazil
The Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.
Chile
The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.
Mexico
The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement, the accompanying prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.
Validity of the Securities	In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the Securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the Securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 16, 2016, which is Exhibit 5-a to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 16, 2016.

Benefit Plan Investor Considerations	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.
In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.
The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Securities.

Because we may be considered a party in interest with respect to many Plans, the Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.
The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities. The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.
Each purchaser or holder of any Securities acknowledges and agrees that:
(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;
(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;
(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv) our interests are adverse to the interests of the purchaser or holder; and
(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.
Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these Securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.
However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Securities by the account, plan or annuity.
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Securities, either directly or indirectly.
United States Federal Taxation	Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Securities issued under this pricing supplement and is superseded by the following discussion.
The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the Securities. This discussion applies only to investors in the Securities who:
• purchase the Securities in the original offering; and

• hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
• certain financial institutions;
• insurance companies;
• certain dealers and traders in securities or commodities;
• investors holding the Securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
• U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
• partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
• regulated investment companies;
• real estate investment trusts; or
• tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the Securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the Securities to you.
In addition, we will not attempt to ascertain whether any issuer of any shares to which a Security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of the Securities. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.
As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
General
Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Securities or instruments that are similar to the Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments of the Securities). Unless otherwise stated, the following discussion is based on the treatment of the Securities as described in the previous paragraph.
Tax Consequences to U.S. Holders
This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:
• a citizen or individual resident of the United States;
• a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Tax Treatment of the Securities

Assuming the treatment of the Securities as set forth above is respected, the following U.S. federal income tax consequences should result.
Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the Securities prior to settlement, other than pursuant to a sale or exchange as described below.
Tax Basis. A U.S. Holder’s tax basis in the Securities should equal the amount paid by the U.S. Holder to acquire the Securities.
Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Securities sold, exchanged or settled. Any such gain or loss recognized upon the sale, exchange or settlement of the Securities should be long-term capital gain or loss if the U.S. Holder has held the Securities for more than one year at such time, and short-term capital gain or loss otherwise.
Possible Alternative Tax Treatments of an Investment in the Securities
Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the Securities every year at a “comparable yield” determined at the time of their issuance adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment on the Securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.
Other alternative federal income tax treatments of the Securities are also possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the

Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.
Backup Withholding and Information Reporting
Backup withholding may apply in respect of the payment on the Securities at maturity and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.
Tax Consequences to Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:
• an individual who is classified as a nonresident alien;
• a foreign corporation; or
• a foreign estate or trust.
The term “Non-U.S. Holder” does not include any of the following holders:

• a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
• certain former citizens or residents of the United States; or
• a holder for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities.
Tax Treatment upon Sale, Exchange or Settlement of the Securities
In general. Assuming the treatment of the Securities as set forth above is respected, and subject to the discussion below concerning backup withholding and the discussion above concerning the possible application of Section 897 of the Code, a Non-U.S. Holder of the Securities generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.
Subject to the discussions regarding the possible application of Section 897 of the Code and FATCA, if all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that:
• the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
• the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
• the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and
• the certification requirement described below has been fulfilled with respect to the beneficial owner.
Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Security (or a financial institution holding a Security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.
In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.

Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the Securities should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the Securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the Securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including the possible implications of the notice referred to above.
U.S. Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the Securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Securities.
Backup Withholding and Information Reporting
Information returns may be filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the Securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities – Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation
Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. If the Securities were recharacterized as debt instruments, this legislation would apply to any payment of amounts treated as interest. If withholding applies to the Securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the Securities.
The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Securities.